EXHIBIT 99.1

NEWS
CONTACTS:	FOR IMMEDIATE RELEASE

Media

Investors

Robert W. Stewart

Josh Hirsberg

702.699.5043

702.699.5269

stewartr@parkplace.com	hirsbergj@parkplace.com

Securities lawyer Ralph Ferrara
joins Park Place Board of Directors

Las Vegas, July 22, 2003 — Securities attorney Ralph C. Ferrara, managing partner of the Washington, D.C. office of Debevoise & Plimpton and former general counsel of the U.S. Securities and Exchange Commission, today was elected to the Board of Directors of Park Place Entertainment Corporation (NYSE: PPE), subject to required regulatory approvals.

“We’re pleased to welcome to our board an attorney whose career has been as distinguished as Ralph’s,” said Park Place Chairman of the Board Stephen F. Bollenbach. “In addition to his unique expertise in securities law, Ralph brings to our board a strong background in corporate governance and disclosure issues. He will be a tremendous asset to our board and our company.”

At Debevoise & Plimpton, Ferrara’s practice includes a wide range of business regulatory and corporate governance matters, including advising clients on S.E.C. reporting and disclosure issues. In addition to serving as managing partner of the Washington office, he also is a member of the firm’s management committee.

Before joining Debevoise & Plimpton in 1981, Ferrara served as general counsel of the S.E.C., a post he assumed in 1978. Earlier, he was a trial attorney, special counsel and branch chief in the Commission’s Division of Enforcement. He also acted as executive assistant-legal counsel to the Commission chairman and as assistant general counsel and special counsel to the chairman.

Ferrara has written many articles and treatises for academic and professional journals and has argued several cases before the U.S. Supreme Court.

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3930 Howard Hughes Parkway, Las Vegas, Nevada 89109 • 702-699-5008 • FAX 702-699-5098 • www.parkplace.com

FERRARA NAMED TO PARK PLACE BOARD	-TWO-TWO-TWO-

He received a B.S.B.A. degree from Georgetown University in 1967, a J.D. from the University of Cincinnati College Of Law in 1970 and an LL.M. summa cum laude from George Washington National Law Center in 1972.

About Park Place

Park Place Entertainment Corporation (NYSE: PPE) is one of the world’s leading gaming companies. Park Place owns, manages or has an interest in 29 gaming properties around the world, operating under the Caesars, Bally’s, Flamingo, Grand Casinos, Hilton and Paris brand names with a total of approximately two million square feet of gaming space, 29,000 hotel rooms and 54,000 employees. The company has announced plans to change its name to Caesars Entertainment, Inc. in January 2004, pending shareholder and regulatory approval.

Additional information on Park Place Entertainment can be accessed through the company’s web site at www.parkplace.com.

NOTE:  This press release contains “forward-looking statements” within the meaning of the federal securities law, which are intended to qualify for the safe harbor from liability provided there under. All statements which are not historical statements of fact are “forward-looking statements” for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all financial projections, including projections of revenue, market share, earnings, EBITDA,  free cash flow, statements of management’s plans, objectives or expectations of future economic performance, statements regarding new developments or opportunities, statements of belief, and/or statements regarding anticipated construction, development, or acquisition. Additional information concerning potential risk factors that could affect the company’s future performance are described from time to time in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.  The reports may be viewed free of charge at the following website: www.sec.gov. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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